UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 02, 2025

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2025, Robert D. Parks informed Inland Real Estate Income Trust, Inc. (the “Company”) of his resignation from his position as a member of the Board of Directors (the “Board”) of the Company, including as Chairman thereof, effective May 2, 2025. Mr. Parks’ resignation is not related to any disagreement with the Company’s management, the Board, or any of the Company’s operations, policies or practices. Additionally, on May 2, 2025, Mr. Parks notified the Company’s business manager, IREIT Business Manager & Advisor, Inc. (the “Business Manager”), that he was resigning from his positions as a director and as President of the Business Manager, effective May 2, 2025.

Following Mr. Parks’ resignation, on May 2, 2025, the Board appointed Catherine L. Lynch to the Board, effective May 2, 2025, to fill the vacancy created by the resignation of Mr. Parks, and to serve as a director until the 2027 Annual Meeting of Stockholders or until her successor is duly elected and qualifies. The Board also elected Ms. Lynch to serve as Chairperson of the Board, effective May 2, 2025.

In connection with her election to the Board, Ms. Lynch, who has served as the Company’s Chief Financial Officer and Treasurer since April 2014 and April 2018, respectively, resigned as Chief Financial Officer and Treasurer, effective May 2, 2025. To replace Ms. Lynch, the Board elected Jerry Kyriazis to serve as Chief Financial Officer and Treasurer of the Company, effective May 2, 2025.

Jerry Kyriazis, age 56, is the Senior Vice President, Director of Portfolio Finance for Inland Real Estate Investment Corporation, the Company’s sponsor, serving several Inland entities, including the Company, InPoint Commercial Real Estate Income, Inc. (“InPoint”) and IPC Alternative Real Estate Income Trust, Inc. (“ALT REIT”). Mr. Kyriazis has served as the Chief Financial Officer of ALT REIT and its advisor since June 2023 and October 2022, respectively, as the Chief Financial Officer and Treasurer of MH Ventures Fund III, LLC and its business manager since their inception in September 2022, and as the Chief Financial Officer and Treasurer of MH Ventures Fund II, Inc. and its business manager since their inception in September 2020. Prior to joining Inland in 2018, Mr. Kyriazis served as Director of Financial Reporting and Accounting Policy for Citadel LLC (a global hedge fund manager) from 2007 to 2018. He served as Vice President, Finance and Chief Accounting Officer for Trizec Properties, Inc., a publicly-traded REIT prior to its acquisition, from 2002 to 2007. He also served as Vice President, Controller for LaSalle Hotel Properties (a public hotel real estate investment trust) from 1998 to 2000. Mr. Kyriazis worked for PricewaterhouseCoopers LLP from 1990 to 1998. Mr. Kyriazis received his MBA from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Kyriazis received his B.A. in accounting from Northern Illinois University. Mr. Kyriazis is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

The elections were not made pursuant to any arrangement or understanding with any other person. Neither Ms. Lynch nor Mr. Kyriazis has any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a participant. Further, the Company will not compensate, or reimburse the Business Manager for, Ms. Lynch for serving as a director and Chairperson of the Board or Mr. Kyriazis for serving as Chief Financial Officer or Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	May 5, 2025	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer and Treasurer